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                                                             PRELIMINARY DRAFT



                               2,825,000 Shares
                                 Common Stock
                               ($.01 par value)

                           THE HAIN FOOD GROUP, INC.


                            UNDERWRITING AGREEMENT
                            ----------------------



STEPHENS INC. AND
CIBC OPPENHEIMER CORP.
as Representatives of the
  Several Underwriters                                      November ___, 1997
c/o Stephens Inc.
111 Center Street
Little Rock, Arkansas 72201

Gentlemen:

       The Hain Food Group, Inc., a Delaware corporation (the "Company"), and the stockholders of the Company whose names appear in Schedule I hereto (collectively, the "Selling Stockholders"), propose to sell to the several underwriters (the "Underwriters") for whom you are acting as representatives (the "Representatives") an aggregate of 2,825,000 shares (the "Firm Shares") of the Company's common stock, $.01 par value (such class of stock being herein called the "Common Stock"). The Company and the Selling Stockholders are sometimes referred to collectively herein as the "Sellers." The respective amounts of the Firm Shares to be sold by each of the Sellers are set forth in
Schedule I hereto. In addition, to cover over-allotments in connection with the sale of the Firm Shares, the Company proposes to grant to the Underwriters an option to purchase up to an additional 423,750 shares (the "Option Shares") of Common Stock.

       As Representatives, you have advised the Company and the Selling Stockholders that (a) you are authorized to enter into this Agreement on behalf of the several Underwriters and (b) the Underwriters are willing, acting severally and not jointly, to purchase the amounts of the Firm Shares set forth opposite their respective names in Schedule II hereto, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein called the "Shares."

       In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the Company, the Selling Stockholders and the several Underwriters hereby agree as follows:

       1.    Representations and Warranties.

       (a)   The Company represents and warrants as follows:

             (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus hereafter mentioned; the subsidiaries of the Company (the

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       "Subsidiaries") as listed in Exhibit ___ hereto are the only subsidiaries of the Company, and have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation with full power and authority (corporate and other) to own their properties and conduct their businesses as described in the Prospectus; each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect (as defined below); and all of the outstanding shares of capital stock of the Subsidiaries have been validly authorized and issued, are fully paid and non-assessable, and are owned by the Company, free and clear of any claim, lien, encumbrance or other security interest, except for liens granted pursuant to the Company's existing bank credit agreement.

             (ii) The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Stockholders, are validly authorized and issued, fully paid and non-assessable; the portion of the Shares to be issued and sold by the Company, when issued and paid for as contemplated herein, will be validly authorized and issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to the Shares or the issue and sale thereof.

             (iii) The Shares conform in all material respects with the statements concerning them in the Prospectus.

             (iv) A registration statement (File No. 333-38939) with respect to the Shares has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Securities Act on Form S-3. The Company meets the requirements for the use of Form S-3 under the Securities Act. Copies of such registration statement and of the related preliminary prospectus have heretofore been delivered by the Company to you. Such registration statement and prospectus, including exhibits, financial statements and schedules, as finally amended and revised upon the effectiveness of the registration statement, including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act and as filed with the Commission pursuant to its Rule 424(b), are herein respectively referred to as the "Registration Statement" and the "Prospectus." Each preliminary prospectus with respect to the Shares is herein referred to as a "Preliminary Prospectus."

             (v) Neither the Commission nor any other agency, body, authority, court or arbitrator has issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus relating to the proposed offering of the Shares nor, to the knowledge of the Company, instituted proceedings for that purpose. The Registration Statement, the Prospectus and any Preliminary Prospectus, and any amendments or supplements thereto will contain all statements which are required to be stated therein by, and will in all material respects conform to the requirements of, the Securities Act and the Rules and Regulations. Neither the Registration Statement, nor the Preliminary Prospectus nor any amendment thereto, and neither the Prospectus nor any supplement thereto, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in


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       or omitted from the Registration Statement or any Preliminary
       Prospectus or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives or by or on behalf of the Selling Stockholders (in their capacity as such) specifically for use in the preparation thereof.

             (vi) The consolidated financial statements of the Company and its Subsidiaries, together with related notes and schedules as set forth in the Registration Statement or incorporated therein by reference, present fairly the financial position and the results of operations of the Company and the Subsidiaries consolidated, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments for a fair presentation of results for such periods have been made. The Selected Consolidated Financial Data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements from which they were derived.

             (vii) Except as is disclosed in the Prospectus, there is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency which might be expected to (A) result in any material adverse change in the financial condition, or in the earnings, business, affairs, properties or results of operations of the Company and its Subsidiaries taken as a whole ("Material Adverse Change" or "Material Adverse Effect," as the case may be), whether or not arising in the ordinary course of business, (B) adversely affect the performance of this Agreement or the consummation of the transactions herein contemplated, except as disclosed in the Prospectus and for which the Company maintains a reserve in an amount which it believes is adequate to cover potential liabilities, or (C) be required to be disclosed in the Registration Statement.

             (viii) The Company and each of its Subsidiaries are not in violation of any law, ordinance, governmental rule or regulation or court decree to which they may be subject which violation reasonably would be expected to have a Material Adverse Effect.

             (ix) The Company and the Subsidiaries have good and marketable title to all of the real properties and valid title to all other assets purported to be owned by any of them as reflected in the financial statements (or as described in the Prospectus) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Prospectus) or which do not materially affect the present or proposed use of such properties or assets or would not cause a Material Adverse Effect. The Company and its Subsidiaries occupy their leased properties under valid, subsisting and binding leases with only such exceptions as in the aggregate are not material and do not interfere with the conduct of the business of the Company and its Subsidiaries. There exists no default under the provisions of any lease, contract or other obligation to which the Company or any of the Subsidiaries is a party which may result in a Material Adverse Change.

             (x) The Company and its Subsidiaries have filed all Federal, State and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and there is no tax deficiency that has been or, to the Company's knowledge, might be asserted against the Company or any of


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       its Subsidiaries that might have a Material Adverse Effect. All material tax liabilities are adequately provided for on the books of the Company and its Subsidiaries.

             (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as they may be amended or supplemented, and except as set forth in the Registration Statement, (A) there has not been any Material Adverse Change nor, to the knowledge of the Company, is any such change threatened, (B) there has not been any transaction entered into by the Company or its Subsidiaries that is material to the earnings, business, affairs, properties or operations of the Company and its Subsidiaries taken as a whole, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement and the Prospectus, as they may be amended or supplemented, (C) other than liabilities incurred in the ordinary course of business, including changes in amounts outstanding under the Company's revolving credit facility, there has not been any material change in the capital stock, long term debt or material liabilities of the Company or its Subsidiaries, and (D) there has not been any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary has any contingent obligations or liabilities which are required to be but are not disclosed in the Registration Statement and the Prospectus.

             (xii) Neither the Company nor any of the Subsidiaries is in default under any agreement, indenture or other instrument to which it is a party or by which it or any of its properties is bound and which default would reasonably be expected to have a Material Adverse Effect. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or of the Company's or any of the Subsidiaries' articles of incorporation or by-laws or any order, rule or regulation applicable to the Company or the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect.

             (xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body, domestic or foreign, necessary in connection with the execution and delivery by the Company of this Agreement and the performance of its obligations hereunder (except such additional steps as may be necessary to make the Registration Statement effective and to qualify the Shares for public offering by the Underwriters under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

             (xiv) The Company and each Subsidiary hold all material licenses, authorizations, charters, certificates and permits from governmental authorities which are necessary to the conduct of their businesses and neither the Company nor any Subsidiary has received notice of any proceeding relating to the revocation or modification of any of such licenses, authorizations, charters, certificates or permits. The Company and its Subsidiaries own or otherwise possess rights to the patents, patent rights, licenses, inventions, copyrights, trademarks, service marks and trade names presently employed by them in connection with the businesses now operated by them as described in the Prospectus, and neither the Company nor any of its Subsidiaries has infringed or received any notice of infringements of or conflict with asserted rights of others with respect to any of the foregoing, except where such infringement or conflict would not reasonably be expected to result in a Material Adverse Effect.



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             (xv) Ernst & Young LLP and Price Waterhouse LLP, who have audited certain of the financial statements filed with the Commission as part of the Registration Statement and Prospectus or incorporated by reference therein, are independent public accountants within the meaning of the Securities Act, the Rules and Regulation S-X of the Commission and Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

             (xvi) There are no agreements, contracts or other documents of a character required to be described in the Registration Statement or the Prospectus or required by Form S-3 to be filed as exhibits to the Registration Statement or incorporated by reference in the Registration Statement which are not described, filed or incorporated as required.

             (xvii) No labor dispute is pending or, to the knowledge of the Company, threatened by the Company's or any Subsidiary's employees which could result in a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no agreement is imminent.

             (xviii) Except as contemplated by Section 2 hereof and as disclosed in the Prospectus and permitted by the Rules, the Company has not (itself or through any person) taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to, cause or result in a violation of Section 5 of the Securities Act or Regulation M under the Securities Act or in stabilization or manipulation of the price of the Company's common stock.

             (xix) Without limiting the generality of any of the foregoing representations and warranties and except to the extent no Material Adverse Effect would reasonably be expected to occur, (a) none of the operations of the Company or its Subsidiaries is in violation of any material environmental law, regulation or any permit; (b) neither the Company nor any of its Subsidiaries has been notified that it is under investigation or under review by any governmental agency with respect to compliance therewith or with respect to the generation, use, treatment, storage or release of hazardous material; (c) neither the Company nor any of its Subsidiaries have any material liability in connection with the past generation, use, treatment, storage, disposal or release of any hazardous material; (d) there is no hazardous material that may reasonably be expected to pose any material risk to safety, health, or the environment, on, under or about any property owned, leased or operated by the Company or any of its Subsidiaries or, to the knowledge of the Company, any property adjacent to any such property; and (e) there has heretofore been no release of any hazardous material on, under or about such property, or, to the knowledge of the Company, any such adjacent property. None of the present or, to the knowledge of the Company, past property of the Company or any of its Subsidiaries is listed or proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring remedial action. Neither the Company nor any of its Subsidiaries is subject to any state Environmental Property Transfer Act, or to the extent that any such statute is applicable to any property, the Company and its Subsidiaries have fully complied with their obligations under such statute(s), and neither has any outstanding obligations or liabilities under any state Environmental Property Transfer Act.

             (xx) The Company and its Subsidiaries maintain insurance of the types and in the amounts customary for their businesses, including, but not limited to, insurance covering liability and real and personal


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       property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

             (xxi) Neither the Company nor any Subsidiary has at any time during the last five years (a) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (b) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

             (xxii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (xxii) The unissued Shares issuable upon the exercise of options (the "Options") to be exercised by certain of the Selling Stockholders (the "Optionholders") have been duly and validly authorized and reserved for issuance, and at the time of delivery to the Underwriters with respect to such Shares, such Shares will be issued and delivered in accordance with the provisions of the Stock Option Agreements between the Company and such Selling Stockholders pursuant to which such Options were granted (the "Option Agreements") and will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof in the Prospectus.

             (xxiii) The Options were duly authorized and issued pursuant to the Option Agreements and constitute valid and binding obligations of the Company and the Optionholders are entitled to the benefits provided by the Option Agreements; the Option Agreements were duly authorized, executed and delivered and constitute valid and binding instruments enforceable in accordance with the their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Options conform to the descriptions thereof in the Prospectus.

       (b) Each Selling Stockholder, severally, represents and warrants as follows:

             (i) Such Selling Stockholders has duly executed and delivered powers of attorney (the "Power of Attorney"), in the form heretofore delivered to the Representatives, appointing the person named therein as such Selling Stockholder's attorney-in-fact (the "Attorney-in-Fact") with authority to perform this Agreement on behalf of such Selling Stockholder, and such Selling Stockholder has duly executed and delivered a custody agreement (the "Custody Agreement"), in the form heretofore delivered to the Representatives, with the Company as custodian (the "Custodian"). Certificates, other than those representing such Firm Shares to be issued upon the exercise of Options, in negotiable form for the Firm Shares to be sold by such


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       Selling Stockholder hereunder have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery pursuant to this Agreement and each of the Selling Stockholders who is selling Firm Shares upon the exercise of Options has duly completed, executed and deposited with the Custodian irrevocable Option exercise notices, in the form specified by the relevant Option Agreement, with respect to all of the Firm Shares to be sold upon the exercise of Options by such Selling Stockholders hereunder. All authorizations, orders and consents necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Power of Attorney and the Custody Agreement have been duly and validly given, and such Selling Stockholder has full legal right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver to the several Underwriters the Firm Shares to be sold by such Selling Stockholder hereunder. Such Selling Stockholder agrees that such of the Firm Shares represented by the certificates on deposit with the Custodian or the irrevocable Option exercise notice, in either case, are for the benefit of, coupled with and subject to the interests of the Underwriters hereunder, that the arrangements made for such custody and the appointment of the Attorney-in-Fact are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement, the Power of Attorney or the Custody Agreement, by any act of such Selling Stockholder, by operation of law or otherwise, whether by death or incapacity or by the occurrence of any other event. If such Selling Stockholder should die or become incapacitated or if any other event shall occur before delivery of such Firm Shares hereunder, the certificates for such Firm Shares or the irrevocable Option exercise notice, in either case, deposited with the Custodian shall be delivered by the Custodian in accordance with this Agreement as if such death, incapacity or other event had not occurred, regardless of whether the Custodian or the Attorney-in-Fact shall have received notice thereof.

             (ii) Such Selling Stockholder has (other than the Firm Shares to be issued upon exercise of Options) and at the Closing Date (as such date is hereinafter defined) will have good and valid title to the portion of the Firm Shares to be sold by such Selling Stockholder, free of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares; and upon the delivery of and payment for such Firm Shares pursuant to this Agreement, assuming due issuance of any Firm Shares to be issued upon exercise of Options, good and valid title thereto, free of any liens, encumbrances, equities and claims, will be transferred to the several Underwriters.

             (iii) The consummation by such Selling Stockholder of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which such Selling Stockholder is a party, or of any order, rule or regulation applicable to such Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

             (iv) Such Selling Stockholder has not taken during the pendency of the offering and will not take for a period of 120 days following the date hereof, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock of the Company.

             (v) Such Selling Stockholder (except for Argosy-Hain Investment Group, L.P. which makes no representation as to this clause (v)) has no reason to believe that the representations and warranties of the


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       Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectus which would reasonably be expected to have a Material Adverse Effect, and the sale of the portion of the Firm Shares by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or the Subsidiaries which is not set forth in the Prospectus.

       2. Purchase, Sale and Delivery of the Stock. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $__________ per share, the amounts of the Firm Shares set forth opposite the name of each Underwriter in Schedule II hereto. The Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion as the number of Firm Shares being sold by each Seller bears to the total number of Firm Shares to be sold hereunder.

       Payment for the Firm Shares shall be made by certified or official bank check or by wire transfer of immediately available U.S. Funds to designated accounts of the Company and the Selling Stockholders, to the order of the Company or the Selling Stockholders, as applicable, against delivery of certificates for the Shares to the Representatives for the accounts of the several Underwriters. Delivery of certificates shall be to the Representatives c/o Stephens Inc. ("Stephens"), 111 Center Street, Little Rock, Arkansas 72201, or at such other address as Stephens may designate in writing. Payment will be made at the offices of Stephens, or at such other place as shall be agreed upon by Stephens, the Company and the Selling Stockholders, at approximately 9:00 a.m., central time, on ________________, 1997, such time and date being herein referred to as the "Closing Date." The certificates for the Firm Shares will be delivered in such denominations and in such registrations as Stephens reasonably requests in writing and will be made available for inspection at such locations as Stephens may reasonably request at least one full business day prior to the Closing Date.

       In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase up to an aggregate of 423,750 shares of Common Stock (the "Option Shares") at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part, but only once, upon written notice (or oral notice, subsequently confirmed in writing) given not more than 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted to avoid fractional shares. The option with respect to the Option Shares may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. Stephens, on behalf of the Representatives of the several Underwriters, may cancel such option at any time prior to expiration by giving written notice (or oral notice, subsequently confirmed in writing) of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made by wire transfer of immediately available U.S. Funds to a designated account of the Company, to the order of the Company, at the offices specified above and at a date and time more than five (5) business days after the Underwriters' exercise of the option (the "Option Closing Date") (which may be the Closing Date). Certificates for the Option Shares shall be delivered in the same manner and upon the same terms as the Underwritten Shares.

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       3. Qualified Independent Underwriter." The Company hereby confirms its engagement of Stephens Inc. and Stephens Inc. hereby confirms its agreement with the Company to render services as a "qualified independent underwriter" within the meaning of Section (b)(15) of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Shares, including the recommendation of a public offering price of the Shares. Stephens Inc., in its capacity as qualified independent underwriter, and not otherwise, is referred to herein as the "QIU."

       4. Offering by the Underwriters. It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so after the Registration Statement has become effective. The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

       It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with the Agreement Among Underwriters, which has been entered in by you and the several other Underwriters.

       5. Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

       (a) The Company will use its best efforts to cause the Registration Statement to become effective and will not, either before or after effectiveness, file any amendment thereto or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

       (b) The Company will advise the Representatives promptly of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

       (c) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

       (d) The Company will deliver to, or upon the order of, the Representatives from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period of time after the first date of the public offering of the Shares, and thereafter from time to time during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date four signed copies of the Registration Statement and all amendments thereto, including all exhibits, filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement, but without exhibits, and of all amendments thereto, as the Representatives may reasonably request.

       (e) If during the period in which a Prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Company or the Underwriters or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company promptly will prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and will deliver to the Representatives such number of copies of the amended or supplemented Prospectus as the Representatives may reasonably request.

       (f) The Company will, for a period of five years from the Closing Date, so long as the Company is subject to the reporting requirements of the Exchange Act, deliver to the Representatives copies of annual reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Securities Act or the Exchange Act. The Company will deliver to the Representatives similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

       (g) Promptly after the Company is advised thereof, it will advise the Representatives, and confirm the advice in writing, that the Registration Statement shall have become effective.

       (h) The Company will use the net proceeds from the sale of the Shares substantially in the manner set forth in the Prospectus under the caption "Use of Proceeds."

       (i) Other than as permitted by the Securities Act, the Rules and Regulations and the Exchange Act, the Company will not distribute any prospectus or offering materials in connection with the offering and sale of the Shares and prior to the Closing Date or the Option Closing Date will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets or liabilities of the Company, or the offering of the Shares, without the prior written consent of Stephens.

       (j) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for its common stock and will use its best efforts to maintain the listing of the Shares on The Nasdaq National Market.

       (k) Except as contemplated hereby or by the Prospectus, the Company will not, for a period of one hundred eighty (180) days after the Effective Date of the Registration Statement, offer to sell, contract to sell, sell or otherwise dispose of any shares of the Company's common stock or securities convertible into shares of the Company's common stock without the prior written consent of Stephens, which consent will not be unreasonably withheld other than pursuant to existing benefit plans, as amended from time to time.

       The foregoing covenants and agreements shall apply to any successor of the Company, including without limitation, any entity into which the Company might consolidate or merge.

       6. Costs and Expenses. Whether or not the Registration Statement becomes effective, and except as expressly set out in this Section 6, the Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the foregoing, the following: the accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Stockholders; the cost of printing and delivering the Agreement Among Underwriters, the Underwriters' copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement and the Underwriters' Questionnaire and Power of Attorney, and the Blue Sky Survey and any supplements thereto; the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares on behalf of, and any disbursements made by, the Representatives or Stephens in its capacity as a "qualified independent underwriter; and the expenses, including the reasonable fees and the disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. If, in the opinion of counsel to the Underwriters which is concurred in by counsel for the Company and the Selling Stockholders, the qualification of the Shares under any State securities or Blue Sky laws requires that the Company and the Selling Stockholders share any of the costs, expenses and fees set forth above, the Company and the Selling Stockholders agree to share pro rata, based on the number of Shares to be sold by each, such costs, expenses and fees as identified by counsel. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under State securities or Blue Sky laws), except that if this Agreement shall not be consummated because the conditions in Section 8 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 7 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

       7. Conditions of Obligations of the Underwriters. The obligations of the Underwriters are subject to the accuracy, as of the Closing Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, and to the performance by the Company of its obligations hereunder and to the following additional conditions:

       (a) The Registration Statement shall have become effective not later than 10:00 A.M. eastern time, on the date of this Agreement, unless a later time and date be agreed to by the Representatives, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Stockholders, shall be contemplated by the Commission.

       (b) The Representatives shall have received on the Closing Date an opinion of Cahill Gordon & Reindel, counsel for the Company and the Selling Stockholders, dated the Closing Date, addressed to the Underwriters to the effect that:

             (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation with full corporate power and authority to own their properties and conduct their businesses as described in the Prospectus; each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except for such jurisdictions where the failure to be so qualified would not result in a Material Adverse Effect; and all of the outstanding shares of capital stock of the Subsidiaries have been validly authorized and issued, are fully paid and non-assessable, and are owned by the Company, free and clear of any claim, lien, encumbrance or other security interest (other than with respect to its bank credit agreement), and, to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or ownership interests in the Subsidiaries are outstanding.

             (ii) The Company has authorized and outstanding, to the knowledge of such counsel, capital stock as set forth under the caption "Description of Capital Stock" in the Prospectus, except for issuances subsequent to the date of the prospectus, if any, pursuant to reservations, commitments, to benefit plans or other existing agreements; the authorized shares of its Common Stock have been validly authorized; the outstanding shares of its Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform as to legal matters in all material respects to the description thereof contained in the Prospectus; the certificates for the Shares are in due and proper form; the Shares of Common Stock, including the portion of the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders exist pursuant to applicable law, the Company's Certificate of Incorporation, Bylaws, or, to such counsel's knowledge, any material agreement or other material instrument to which the Company is a party or by which it is bound with respect to any of the Shares or the issue and sale thereof.

             (iii) The Registration Statement has been declared effective under the Securities Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act.

             (iv) The Registration Statement, all Preliminary Prospectuses, the Prospectus and each amendment or supplement thereto, as of the respective dates they were filed or declared effective, appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations (except that such counsel need express no opinion as to the financial statements and other financial or statistical information included therein), and the conditions for use of a registration statement on Form S-3 have been satisfied.

             (v) The statements under the caption "Description of Capital Stock" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries in all material respects and fairly present the information required to be shown.

             (vi) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or Prospectus which are not so filed (or incorporated by reference therein) or described as required, and such contracts and documents as are summarized in the Registration Statement or Prospectus are fairly summarized in all material respects.

             (vii) Without having made any independent investigation and relying solely on certificates of responsible officers of the Company, such counsel knows of no material legal proceedings pending or threatened against the Company or any of its Subsidiaries required to be disclosed in the Registration Statement except as set forth or referred to in the Prospectus.

             (viii) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or a default under, the articles of incorporation or by-laws of the Company or any of its Subsidiaries, or any material agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound.

             (ix) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company.

             (x) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as required by NASD regulation or State securities and Blue Sky laws, as to which such counsel need express no opinion), except such as have been obtained under the Securities Act, the Exchange Act and such other approvals as have been obtained or made, specifying the same.

             (xi) Based solely on the representations of the Selling Stockholders, this Agreement and the Custody Agreement have been duly authorized, executed and delivered on behalf of the Selling Stockholders and constitute the valid and binding obligations of each of the Selling Stockholders.

             (xii) The Selling Stockholders have full legal right, power and authority, and any approval required by law (other than as required by State securities and Blue Sky laws, as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Shares to be sold by the Selling Stockholders.

             (xiii) The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) have acquired good and marketable title to the portion of the Shares being sold by the Selling Stockholders on the Closing Date, free and clear of all claims, liens, encumbrances and security interests whatsoever (assuming, with respect to Shares being issued upon the exercise of the Options, that payment of the exercise price therefor is made to the Company as provided in the Custody Agreement).

       In rendering the opinions required by this Section 7(b), such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters' and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials, and with regard to the opinions in paragraphs
(xii) and (xiii), on the representations of the Selling Stockholders contained in this Agreement and the Custody Agreement. The opinions of such counsel in paragraphs (x), (xii) and (xiii) above are based upon their review of those laws, rules and regulations which, in their experience, are normally applicable to transactions of the type contemplated by this Agreement.

       In addition, such counsel shall state that such counsel has participated in conferences with representatives of the Underwriters, officers and other representatives of the Company and representatives of the independent certified public accountants of the Company and its subsidiaries, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the discussions with, and representations and opinions of, officers and other representatives of the Company), no facts have come to the attention of such counsel which causes such counsel to believe that the Registration Statement at the Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that such counsel need express no comment with respect to the financial statements, schedules and other statistical and financial data included in the Registration Statement or Prospectus.

       (c) The Representatives shall have received on the Closing Date an opinion of counsel for the Company, dated the Closing Date, addressed to the Underwriters to the effect that: the Company and its Subsidiaries own the entire right, title and interest in and to any and all patents, trade names, trademarks, service marks, and copyrights used in the Company's business or licensed by the Company or its Subsidiaries for use by others; any such items licensed to the Company or its Subsidiaries by other parties have been licensed pursuant to a valid and enforceable license agreement and such use is in conformity with the license agreement; and to the knowledge of such counsel, there are no pending or threatened proceedings or litigation affecting, challenging, or with respect to the validity or otherwise of such patents, trademarks, trade names or copyrights, or any license for use of such items (whether by or to the Company).

       (d) The Underwriters shall have received from Wright, Lindsey & Jennings LLP, counsel for the Underwriters, an opinion dated the Closing Date, substantially to the effect specified in subparagraphs (ii), (iii), and (iv) of Paragraph (b) of this Section 7. In rendering such opinion, Wright, Lindsey & Jennings LLP may rely as to all matters governed other than by Federal law on the opinion of counsel referred to in Paragraph (b) of this Section 7. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, the Prospectus or any amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (except that such counsel need express no view as to financial statements and other financial information included therein). With respect to such statement, Wright, Lindsey & Jennings LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

       (e) The Representatives shall have received at or prior to the Closing Date from Wright, Lindsey & Jennings LLP a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

       (f) The Representatives shall have received a signed letter on or prior to the effective date of the Registration Statement and again on and as of the Closing Date from Ernst & Young LLP and Price Waterhouse LLP, independent certified public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus or incorporated therein by reference. Each such letter shall be in form and substance satisfactory to the Representatives and their counsel.

       (g) The Representatives shall have received on the Closing Date a certificate or certificates of the President and Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date, each of them severally represents as follows:

             (i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission.

             (ii) He does not know of any litigation instituted or threatened against the Company or any of its Subsidiaries of a character required to be disclosed in the Registration Statement which is not so disclosed; he does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed; and the representations and warranties of the Company contained in Section 1 hereof are true and correct in all material respects as of the Closing Date.

             (iii) He has examined the Registration Statement and the Prospectus and, in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement and the Prospectus were true and correct in all material respects, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading and, in his opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

       (h) The Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties contained herein and related matters as the Representatives may reasonably have requested.

       The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Wright, Lindsey & Jennings LLP, counsel for the Underwriters.

       The several obligations of the Underwriters to purchase the Option Shares hereunder are subject to satisfaction on and as of the Option Closing Date of the conditions set forth in Paragraphs (a) through (g) above, except that the opinions called for in Paragraphs (b) and (c), the letter called for in Paragraph (e) and the certificate called for in Paragraph (f) shall be revised to reflect the sale of the Option Shares.

       If any of the conditions provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date. In such event the Company, the Selling Stockholders and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6 and 9 hereof).

       8. Conditions of the Obligations of the Sellers. The obligations of the Sellers to sell and deliver the Shares are subject to the conditions that at or before 10:00 A.M., eastern time, on the date of this Agreement, or such later time and date as the Company and the Representatives may from time to time consent to in writing or by telegram, the Registration Statement shall have become effective; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened.

       9.    Indemnification.

       (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter, within the meaning of the Securities Act, and without limiting any other indemnification available under this Section 9, Stephens Inc. in its capacity as QIU and each person, if any, who controls the QIU, against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) which arise out of or are based upon any breach of any representation, warranty, agreement, or covenant contained herein, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement, or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof and, provided, further, that the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any Underwriter to the extent that a prospectus relating to the purchase of such Shares was required to be delivered by such Underwriter under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus as then amended or supplemented (excluding any documents incorporated by reference therein). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

       (b) Each Selling Stockholder agrees, severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter, within the meaning of the Securities Act, and without limiting any other indemnification available under this Section 9, Stephens Inc. in its capacity as QIU and each person, if any, who controls the QIU, provided, however, that the indemnification obligation of each Selling Stockholder shall be limited to the net proceeds received by such Selling Stockholder with respect to the Shares sold, from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) which arise out of or are based upon any breach of any representation, warranty, agreement, or covenant contained herein, or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement, or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof and, provided, further, that the indemnity agreement contained in this Section 9(b) shall not inure to the benefit of any Underwriter to the extent that a prospectus relating to the purchase of such Shares was required to be delivered by such Underwriter under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus as then amended or supplemented (excluding any documents incorporated by reference therein). This indemnity agreement will be in addition to any liability which each Selling Stockholder may otherwise have.

       (c) Each Underwriter severally, but not jointly, will indemnify and hold harmless the Selling Stockholders, the Company, and each person, if any, who controls the Company, within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or such Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will provide indemnity and be liable in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

       (d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9, except to the extent that the indemnifying party is substantially prejudiced by the omission of such notification. In case any such action or proceeding is brought against any party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

       (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 9 is for any reason held to be unavailable to an indemnified party under subsection
(a) or (b) above in respect to any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company or the Selling Stockholders bears to the underwriting discounts and commissions received by the Underwriters. The relative fault of a party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

       The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute shall be several in proportion to their respective underwriting obligation and not joint.

       (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 9 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

       (g) The indemnification contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement will remain operative and in full force and effect regardless of any investigations made by or on behalf of any Underwriters or controlling persons thereof, or by or on behalf of the Company or its directors or officers or the Selling Stockholders, and will survive delivery of, and payment for, the Shares.

       10. Default of Underwriters. If any Underwriter shall fail to purchase and pay for the Firm Shares or the Option Shares, as the case may be, which such Underwriter has agreed to purchase and pay for hereunder (otherwise than by reason of any default on the part of the Company or the Selling Stockholders), you, as Representatives of the Underwriters, shall use your best efforts to procure within 24 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholders such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 24 hours you, as such Representatives, shall not have procured another purchaser, then (i) if the aggregate number of Shares with respect to which such default shall occur does not exceed ten percent of the Firm Shares or the Option Shares, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective number of Firm Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (ii) if the aggregate number of Shares with respect to which such default shall occur exceeds 10 percent of the Firm Shares or the Option Shares, as the case may be, the Company or you, as the Representatives of the Underwriters, will have the right, by written notice given within the next 24-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or the Selling Stockholders except to the extent provided in Section 9 hereof. In the event of a default by any Underwriter or Underwriters as set forth in this Section 11, the Closing Date or the Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

       11. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or telegraphed and confirmed as follows: if to the Underwriters, to Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attention: W. Scott Davis, with a copy to Wright, Lindsey & Jennings LLP, 200 West Capitol Avenue, Suite 2200, Little Rock, Arkansas 72201, Attention: C. Douglas Buford, Jr., and if to the Company or the Selling Stockholders, to The Hain Food Group, Inc., 50 Charles Lindbergh Blvd., Uniondale, New York 11553, Attention: President, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005,
Attention: Roger Meltzer.

       12. Termination. This Agreement may be terminated by you by notice to the Sellers as follows:

       (a) at any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 A.M., central time, on the first business day following the date on which the Registration Statement becomes effective;

       (b) at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change which would, in your reasonable judgment, materially impair the investment quality of the Shares; (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Shares impracticable; (iii) general suspension of trading in securities on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange or the over-the-counter market; (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable discretion materially and adversely affects or will materially and adversely affect the business or operations of the Company; (v) declarations of a banking moratorium by either federal or New York State authorities; or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable discretion has a material adverse effect on the securities markets in the United States; or

       (c)   as provided in Sections 7 and 10 of this Agreement.

       13. Successors. This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

       14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants of the Company and the Selling Stockholders in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigations made by or on behalf of any Underwriter or controlling person, or (c) delivery of any payment for the Shares under this Agreement.

       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arkansas.

       If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

                           Very truly yours,

                           THE HAIN FOOD GROUP, INC.



                           By__________________________________________________
                              Title____________________________________________

                           SELLING STOCKHOLDERS, as identified in
                           Schedule I hereto



                           By__________________________________________________
                                           Attorney-in-Fact
                                       for the Selling Stockholders

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

STEPHENS INC. and CIBC OPPENHEIMER CORP.
as Representatives

By:    STEPHENS INC.


By_______________________________________
    Authorized Officer

Acting severally on behalf of itself and the other several Underwriters named in Schedule II hereto.

                                  SCHEDULE I


              Seller                                        No. of Firm Shares
              ------                                        ------------------

Company       ............................................    2,500,000

Selling Stockholders:

       Irwin D. Simon.....................................      125,000

       Jack Kaufman.......................................       50,000

       Benjamin Brecher...................................       50,000

       Bruce M. Lerit.....................................       25,000

       Argosy - Hain Investment Group, L.P................       75,000
                                                              ---------

              TOTAL.......................................    2,825,000
                                                              =========

                                  SCHEDULE II




                       Underwriter                           No. of Firm Shares
                       -----------                           ------------------

Stephens Inc. ..............................................

Oppenheimer & Co., Inc......................................

                                                                2,825,000
                                                                =========





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